UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 26, 2021
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Notice of Lock-Up Release Date

In connection with the initial public offering of Class A common stock (the “IPO”) of PubMatic, Inc. (the “Company”), the selling shareholders and each of the Company’s directors, executive officers, and holders of substantially all of the Company’s outstanding equity securities entered into lock-up agreements with the underwriters for the IPO that restrict their ability to sell or transfer any shares of the Company’s common stock through the close of trading on June 7, 2021, subject to early release on May 31, 2021 if the underwriting agreement for the IPO (the “Underwriting Agreement”) was executed on or prior to December 31, 2020. The Underwriting Agreement was executed on December 8, 2020 and as a result, the shares of common stock which are subject to the lock-up agreements will become eligible for sale in the public market at the open of trading on June 1, 2021, subject to any trading limitations on shares held by affiliates of the Company and any of the Company’s insider trading or other policies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubMatic, Inc.

Date: May 26, 2021	By:	/s/ Thomas C. Chow
Thomas C. Chow
General Counsel and Secretary